EXHIBIT 4(C)



			  REGISTRATION AGREEMENT


     THIS AGREEMENT is made as of October 13, 1994 between Mentor Corporation, a Minnesota corporation, of 5425 Hollister Avenue, Santa Barbara, California 93111 (the "Company"), Optical Radiation Corporation, a California company, of 1300 Optical Drive, Azusa, California 91702 ("ORC"), a wholly-owned subsidiary of Benson Eyecare Corporation, a Delaware corporation, of Suite B-302, 555 Theodore Fremd Avenue, Rye, New York 10580 ("Benson").

     ORC is receiving certain unregistered shares of common stock of the Company pursuant to the terms of an Asset Purchase Agreement of even date (the "Asset Purchase Agreement") and a Subscription Agreement of even date (the "Subscription Agreement") and in order to induce ORC to enter into the Asset Purchase Agreement and Subscription Agreement, the Company is willing to execute and deliver this Agreement.

     The parties hereto agree as follows:

     1. Demand Registrations.

	Requests for Registration. At any time (but not more than once), ORC may request registration under the Securities Exchange Act of 1933 (the "Securities Act") of all or part of the shares of Common Stock of the Company issued under the Subscription Agreement (the "Securities") on Form S-3 if and for so long as the Company is eligible to use such a form and registration on such a form is available. The request shall specify (i) the approximate number of Securities requested to be registered, and (ii) the proposed manner of sale. Within ten days after receipt of any such request, the Company may give written notice of such requested registration to all other holders of securities of the Company and may include in such registration any securities of the Company, with respect to which the Company has received written requests for inclusion therein, or which the Company desires to issue. Any registration requested pursuant to this paragraph 1 is referred to herein as a "Demand Registration".

     2. Piggyback Registration.

	 (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of the Securities (a "Piggyback Registration"), the Company will give written notice to ORC of its intention to effect such a registration and, subject to paragraphs 2(c) and 2(d) below, will include in such registration such Securities as ORC requests in writing within 7 days after the receipt of the Company's notice.

	 (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration only the number of securities which can be sold in an orderly manner within such a price range, to be selected (i) first, from the securities the Company proposes to sell, and (ii) second, if any can be so sold in the opinion of the managing underwriters, from the Securities and other securities of the Company requested to be included in such registration, pro rata among the holders of such regis-terable securities on the basis of the number of shares owned by each such holder.

	 (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such regis-tration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration only the number of securities which can be sold in an orderly manner within such a price range, to be selected first, from the Securities and other securities of the Company requested to be included therein, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

	 (d) Withdrawal. Nothing in this paragraph 2 shall limit the ability of the Company to withdraw a registration statement it has filed, either before or after such registration statement has become effective.

     3. Registration Procedures.

	 (a) Company Obligations. Whenever ORC shall have requested that any Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration within ninety (90) days of receipt of the request for Demand Registration and the sale of such Securities in accord-ance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

	   (i) Prepare and file with the SEC a registration statement with re-spect to such Securities and use its reasonable efforts to cause such regis-tration statement to become effective;


	  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two (2) years or until all Securities registered pursuant to such registration statement are sold, whichever is earlier, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accord-ance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

	 (iii) Furnish to ORC such number of copies of such registration state-ment, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as ORC may reasonably request in order to facilitate the disposition of the Securities owned by ORC;

	  (iv) Use its best efforts to register or qualify such Securities under such other securities or blue sky laws of such jurisdictions within the United States as ORC reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable ORC to consummate the disposition in such jurisdictions of the Securities owned by ORC (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any jurisdiction in which it would not be subject to taxation but for this subparagraph, or (C) consent to or take any action which would subject it to general service of process in any jurisdiction in which it would not be subject to general service of process but for this subparagraph);

	   (v) Notify ORC, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration state-ment contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading (provided that upon receipt of such a notice, ORC shall immediately discontinue sales or other dis-positions of Securities pursuant to such registration statement, and ORC may resume sales only upon receipt of amended prospectuses or after ORC has been advised by the Company that the use of the previous prospectus may be legally resumed), and, upon the written request of ORC, prepare a supplement or amend-ment to such prospectus so that, as thereafter delivered to the purchasers of such Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements there-in not misleading;

	  (vi) Cause all such Securities to be listed on each securities ex-change on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

	 (vii) Provide a transfer agent and registrar for all such Securities not later than the effective date of such registration statement;

	(viii) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the under-writers, if any, reasonably request in order to expedite or facilitate the dis-position of such Securities;

	  (ix) Make available for inspection by ORC, any underwriter participat-ing in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by ORC or underwriter, all per-tinent financial and other records, pertinent corporate documents and pro-perties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested in writing by ORC, underwriter, attorney, accountant or agent in connection with such registration statement (provided that all such records, information and documents shall be kept confidential by ORC, and such underwriters, attorneys, accountants and other agents, and ORC and underwriters shall, on behalf of themselves and their respective agents and representatives, execute a con-fidentiality agreement in favor of the Company, in form and substance reason-ably satisfactory to the Company, prior to commencing any such inspection); and

	   (x) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

	 (b) ORC Cooperation. ORC shall provide the Company with such infor-mation about ORC and its intended manner of distributing the Securities sought to be registered, and shall otherwise cooperate with the Company and the under-writer(s) as may be reasonably needed to complete any obligation of the Company hereunder. Failure to comply with this requirement shall excuse the Company from complying with such obligation to ORC.

     4. Registration Expenses.

	 (a) The Company will bear the following expenses in connection with any Piggyback Registration pursuant to Section 2: fees and disbursements of the Company's independent certified public accountants, fees and disburse-ments of counsel for the Company, printing expenses, messenger and delivery expenses, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system. ORC will bear the following expenses, up to a limit of Seventy Five Thousand Dollars ($75,000), in connection with any Demand Registration pursuant to Section 1(a): fees and disbursements of counsel for the Company, fees and disbursements of the Company's independent certified public accountants, printing expenses, messenger and delivery expenses, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quo-tation system, and any other costs related to such registration and offering; provided, however, that the Company will not allow any third party to include additional shares in a Demand Registration pursuant to Section 1, unless such party agrees to bear a pro rata share (based on number of securities regis-tered) of the expenses described in the foregoing sentence.

	 (b) For both any Demand Registration pursuant to Section 1(a), and for any Piggyback Registration pursuant to Section 2, ORC will pay a pro rata portion, based on number of securities registered, of the following regis-tration expenses: brokerage or underwriting fees, discounts and commissions. For both any Demand Registration pursuant to Section 1(a) and for any Piggyback Registration, pursuant to Section 2, ORC shall be solely responsible for any fees and costs of its own legal counsel.

     5. Indemnification.

	 (a) In connection with any registered offering in which ORC is participating, the Company agrees to indemnify, to the extent permitted by law, ORC, its officers and directors and each person who controls (within the mean-ing of the Securities Act) ORC against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of ORC expressly for use therein or by ORC's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished ORC with same.

	 (b) In connection with any registered offering in which ORC is participating, ORC will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers (or any other person signing the registration statement on the Company's behalf) and each person who con-trols (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact re-quired to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue state-ment or omission or alleged omission is contained in any information or affi-davit so furnished in writing by or on behalf of ORC or (ii) any untrue state-ment or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a prospectus if (1) a later prospectus shall correct the untrue statement or alleged untrue state-ment, or omission or alleged omission, which is the basis of the loss, claim, damage, liability or expense for which indemnification is sought, (2) a copy of such a later prospectus had not been sent or given to the purchaser at or prior to confirmation of sale to such purchaser, (3) the Company had timely de-livered such later prospectus to ORC so as to permit a delivery thereof which would have prevented loss sought to be indemnified, and (4) there would have been no such liability but for such failure to deliver such later prospectus by ORC; provided that the obligation to indemnify will be limited to the net amount of proceeds received by ORC from the sale of registerable securities pursuant to such registration statement.

	 (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the judgment of counsel to the Company a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel of the indemnifying party's choice. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the judgment of counsel to the Company a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     6. Participation in Underwritten Registrations. No person may par-ticipate in any registration hereunder in which the Company retains an under-writer unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements with such underwriter and (b) completes and executes all questionnaires, powers of attorney, indemnities, un-derwriting agreements and other documents required under the terms of such un-derwriting arrangements.

     7. Definitions.

	 (a) "NASD" means the National Association of Securities Dealers, and any successor thereto.

	 (b) "Securities" includes any other equity securities of the Company (or securities convertible into or exchangeable or exercisable for equity securities of the Company) issued or issuable with respect to the securities referred to in paragraph 1(a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such securities will cease to be Securities when they have been transferred by ORC, except to an affiliate.

     8. Termination. The Company's obligations under this Agreement shall terminate on the second anniversary of this Agreement, except that the Company's obligations under Section 5 shall survive with respect to trans-actions effected prior to such second anniversary.

     9. Miscellaneous.

	 (a) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and ORC.

	 (b) Assignment. The rights hereunder may be assigned by ORC to its parent, Benson, or to any other party provided the assignment is in conformance with the requirements of the Subscription Agreement.

	 (c) Governing Law. ORC is a subsidiary of a Delaware corporation and this Agreement shall be construed and governed by the internal laws, and not the law of conflicts, of the State of Delaware applicable to agreements made and to be performed in Delaware.

	 (d) Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given when delivered in person or by private courier or delivery service, telegraphed, or transmitted by tested telex or facsimile transmission (promptly confirmed in writing), or five days after being mailed by certified or registered mail, postage prepaid, as indicated below. Any party may change its address for notices by providing notice of the change to the other parties.


		Mentor Corporation
		5425 Hollister Avenue
		Santa Barbara, California  93111
		Attention:  Anthony R. Gette, President
		Tel:  (805) 681-6000
		Fax:  (805) 964-2712


		Optical Radiation Corporation
		1300 Optical Drive
		Azusa, California  91702
		Attention:  Vice President, Legal
		Tel:  (818) 969-3344
		Fax:  (818) 334-4168

		With a copy to:

		Optical Radiation Corporation
		1300 Optical Drive
		Azusa, California  91702
		Tel:  (818) 969-3344
		Fax:  (818) 334-4168

		Benson Eyecare Corporation
		Suite B-302
		505 Theodore Fremd Avenue
		Rye, New York  10580
		Attention:  Martin E. Franklin
		Tel:  (914) 967-9400
		Fax:  (914) 967-9405

	(Signatures appear on the following page.)

    MENTOR CORPORATION                  OPTICAL RADIATION CORPORATION



By: /s/ Anthony R. Gette            By: /s/ Ian Ashken
	Anthony R. Gette                    Ian Ashken
	President                           Vice President